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                                                                 Exhibit 99.k.7
                       FINANCIAL ADMINISTRATION AGREEMENT

     Agreement dated as of December __, 2003, among Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund (the "Trust"), State Street Bank and Trust Company (the "Financial Administrator"), a Massachusetts trust company, and Legg Mason Fund Adviser, Inc., a Maryland corporation (the "Administrator") (the "Agreement").

     WHEREAS, the Administrator has entered into an Administrative Services Agreement, dated September 25, 2003, with the Trust concerning the provision of administrative services for the Trust (the "Administrative Services Agreement");

     WHEREAS, the Administrator desires to retain the Financial Administrator to furnish certain administrative services with respect to the Trust, and the Financial Administrator is willing to perform such services, on the terms and conditions hereinafter set forth; and

     WHEREAS, the Trust is registered as a diversified, closed-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and consents to the retention of the Financial Administrator by the Administrator in accordance with the terms set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT OF FINANCIAL ADMINISTRATOR

     The Administrator hereby appoints the Financial Administrator to act as financial administrator with respect to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Financial Administrator accepts such appointment and agrees to render the services stated herein.

2. DELIVERY OF DOCUMENTS

     The Administrator will promptly deliver to the Financial Administrator copies of each of the following documents and all future amendments and supplements, if any, to the extent such amendments and supplements relate to the Trust's preferred shares:

     a. The Trust's Agreement and Declaration of Trust (the "Declaration") and Second Amended and Restated Bylaws (the "Bylaws");

     b.   The currently effective registration statement under the Securities
          Act of 1933, as amended (the "1933 Act"), and the 1940 Act for the Trust, the prospectus and statement of additional information relating to the Trust and all amendments and supplements thereto as in effect from time to time; and
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     c.   Upon request, such other certificates, documents or opinions which the
          Financial Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3. REPRESENTATIONS AND WARRANTIES OF THE FINANCIAL ADMINISTRATOR

     The Financial Administrator represents and warrants to the other parties hereto that:

     a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

     b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

     c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

     d. No legal or administrative proceedings have been instituted or threatened which would materially impair the Financial Administrator's ability to perform its duties and obligations under this Agreement; and

     e. Its entrance into this Agreement shall not cause a material breach of or be in material conflict with any other agreement or obligation of the Financial Administrator or any law or regulation applicable to it.

4. REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR AND THE TRUST

     The Administrator represents and warrants to the other parties hereto that:

     a. The Administrator is a Maryland corporation, duly organized and existing under the laws of the State of Maryland;

     b. It has the corporate power and authority under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

     d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

     e. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

     The Trust hereby represents and warrants to the other parties that:


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     a.   It is a business trust, duly organized, existing and in good standing under the laws of The Commonwealth of Massachusetts;

     b.   It is an investment company registered under the 1940 Act;

     c. A registration statement under the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement;

     d. As of the close of business on the date of this Agreement, the Trust is authorized to issue shares of beneficial interest;

     e. It has the corporate power and authority under applicable laws and by its charter and bylaws to enter into and perform its obligations under this Agreement; and

     f. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

5. FINANCIAL ADMINISTRATION SERVICES

     The Financial Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Administrator and subject to any necessary review and comment by the Trust's auditors and legal counsel and in accordance with procedures or policies that may be established from time to time by and between the Administrator and the Financial Administrator (the "Compliance Procedures"):

     a. Complete monthly (and at such other times as is required by the Bylaws) calculation of the preferred shares asset coverage test (the "1940 Act Preferred Shares Asset Coverage Test") following the Compliance Procedures;

     b. Complete weekly (and at such other times as is required by the Bylaws) calculation of the preferred shares basic maintenance amount test (the "Preferred Shares Basic Maintenance Amount Test") following the Compliance Procedures; and

     c. In connection with its provision of the 1940 Act Preferred Shares Asset Coverage Test and the Preferred Shares Basic Maintenance Amount Test (collectively, the "Tests"), the Financial Administrator shall
          (i) complete the

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          Tests with data as of the last Friday of each calendar month (or, if such day is not a business day (as such day is defined in the Bylaws), the immediately preceding business day) and deliver such Tests to the Administrator for delivery to the Trust's designated auction agent;
          (ii) complete the Tests with data as of each quarterly valuation date (as such date is defined in the Bylaws) and deliver such Tests to the Administrator for delivery to each of Fitch Ratings, Ltd. ("Fitch") and Moody's Investors Service, Inc. ("Moody's") on the third business day after such date; and (iii) complete the Tests with data as of the date of original issue of any preferred shares (as such date is defined in the Bylaws) and deliver such Tests to the Administrator for delivery to each of Fitch and Moody's on the first business day after such date.

     The Financial Administrator shall provide the office facilities and personnel required by it to perform the services contemplated herein at no additional cost to the Trust or the Administrator.

6. FEES; EXPENSES; EXPENSE REIMBURSEMENT

     The Financial Administrator shall receive from the Administrator such compensation for the Financial Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Administrator shall reimburse the Financial Administrator for its reasonable out-of-pocket costs incurred in connection with this Agreement.

     The Administrator agrees promptly to reimburse the Financial Administrator for any equipment or supplies specially ordered by or for the Administrator through the Financial Administrator and for any other expenses not contemplated by this Agreement that the Financial Administrator may incur at the Administrator's request or with the Administrator's consent.

     The Financial Administrator is authorized to and may employ or associate with such person or persons as the Financial Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Financial Administrator and that the Financial Administrator shall be as fully responsible to the Administrator for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7. INSTRUCTIONS AND ADVICE

     At any time, the Financial Administrator may apply to the Administrator for instructions with respect to any matter arising in connection with the services to be performed by the Financial Administrator under this Agreement. The Financial Administrator shall not be liable, and shall be indemnified by the Administrator, for any action taken or omitted by it in good faith without

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negligence in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the Administrator. The Financial Administrator shall not be held to have notice of any change of authority of any officer or individual of the Administrator until receipt of written notice thereof from the Administrator. Nothing in this Section shall be construed as imposing upon the Financial Administrator any obligation to seek such instructions.

8. LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Financial Administrator, in its capacity as such, shall be responsible for the performance of only such duties as are set forth in this Agreement, and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Financial Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder, to the extent caused by or resulting from the negligence, reckless disregard, bad faith or willful misconduct of the Financial Administrator, its officers or employees and those parties contemplated under Section 6 of the Agreement. The Financial Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees relating thereto) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, for any liability or loss suffered by the Administrator, the Financial
Administrator's total cumulative liability under this Agreement shall be limited to such amount as may be agreed upon from time to time by the Administrator.

     The Financial Administrator, and those parties contemplated under Section 6 of the Agreement, shall not be responsible or liable for any failure or delay in performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond the reasonable control of the Financial Administrator or its agents, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

     The Administrator shall indemnify and hold the Financial Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Financial Administrator resulting from any claim, demand, action or suit in connection with the Financial Administrator's acceptance of this Agreement, any action or omission by the Financial Administrator in the performance of its duties hereunder, or as a result of the Financial Administrator's acting upon any instructions reasonably believed by it to have been duly authorized by the Administrator, provided that this indemnification shall not apply to actions or omissions of the Financial Administrator, its officers or employees or other agents in cases of its or their own negligence, reckless disregard, willful misconduct, or bad faith.

     The limitation of liability and indemnification contained herein shall survive the termination of this Agreement.

9. CONFIDENTIALITY

     The Financial Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep

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confidential all records and information in its possession relating to the
Trust, the Administrator or the Trust's shareholders or shareholder accounts and will not disclose the same to any person except at the written request or with the written consent of the Trust or the Administrator.

10. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

     The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

     In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Financial Administrator agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Financial Administrator further agrees that all records which it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

11. SERVICES NOT EXCLUSIVE

     The services of the Financial Administrator to the Administrator on behalf of the Trust are not to be deemed exclusive, and the Financial Administrator shall be free to render similar services to others. The Financial Administrator shall be deemed to be an independent contractor and, unless otherwise expressly provided herein or authorized by the Administrator from time to time, shall have no authority to act or represent the Trust or the Administrator in any way or otherwise be deemed an agent of the Trust or the Administrator.

12. TERM, TERMINATION AND AMENDMENT

     This Agreement shall become effective as of the date first above written. The Agreement shall remain in effect unless terminated by any party on sixty
(60) days' prior written notice. This Agreement and any schedule hereto may be modified or amended from time to time by mutual written agreement of the parties hereto.

     Upon termination of this Agreement, the Administrator shall pay to the Financial Administrator such compensation and any reasonable and fully documented and agreed upon out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of services ceases, whichever is later.

13.  NOTICES

     Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the Administrator: 100 Light Street, Baltimore, Maryland 21202, Attn: Funds Accounting; if to the
Trust: 117 East Colorado

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Boulevard, Pasadena, California 91105, Attn: Gregory B. McShea; and if to the
Financial Administrator: State Street Bank and Trust Company, One Federal Street, 9th Floor, Boston, Massachusetts 02110, Attn: Fund Administration Department, Fax: 617-662-3805.

14. NON-ASSIGNABILITY

     This Agreement shall not be assigned by any party hereto without the prior consent in writing of the other parties, except that the Administrator or Financial Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Administrator or Financial Administrator.

15. SUCCESSORS

     This Agreement shall be binding on and shall inure to the benefit of the Trust, the Administrator and the Financial Administrator and their respective successors and permitted assigns.

16. ENTIRE AGREEMENT

     This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing; PROVIDED, however, that the duties and responsibilities of the Administrator referred to herein shall be deemed to be part of the administrative services to be provided by the Administrator pursuant to Section 3 of the Administrative Services Agreement and subject to any conditions and standards of care set forth in the Administrative Services Agreement.

17. WAIVER

     The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18. SEVERABILITY

     If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19. GOVERNING LAW

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

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20. REPRODUCTION OF DOCUMENTS

     This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

21. SPECIAL PROVISIONS APPLICABLE TO THE TRUST

     Notwithstanding anything herein to the contrary, the parties hereto understand and agree that the Trust is a party to this Agreement solely for the purposes of Paragraphs 4 and 9 through 21 to the extent such provisions are expressly applicable to the Trust. Without limiting the generality of the foregoing, it is further understood and agreed that (i) the Administrator shall remain liable to the Trust for the acts and omissions of the Financial Administrator as if they were the Administrator's own acts and omissions under the Administrative Services Agreement, and (ii) the Financial Administrator shall look solely to the Administrator, and not to the Trust, for satisfaction of any claims that the Financial Administrator may have arising out of the performance of its duties under this Agreement.

     A copy of the Trust's Declaration is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.


                           STATE STREET BANK AND TRUST COMPANY

                           By:
                                    -------------------------------------------
                           Name:    Gary L. French
                           Title:   Senior Vice President


                           LEGG MASON FUND ADVISER, INC.

                           By:
                                    -------------------------------------------
                           Name:
                           Title:

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                           WESTERN ASSET/CLAYMORE U.S. TREASURY
                           INFLATION PROTECTED SECURITIES FUND

                           By:
                                   -------------------------------------------
                           Name:
                           Title:












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                       STATE STREET BANK AND TRUST COMPANY

                    FINANCIAL ADMINISTRATION FEE SCHEDULE FOR
                 WESTERN ASSET/CLAYMORE U.S. TREASURY INFLATION
                            PROTECTED SECURITIES FUND

     I.   FINANCIAL ADMINISTRATION SERVICES

     Services to be performed by State Street Bank and Trust Company ("State Street") shall include the 1940 Act Preferred Shares Asset Coverage Test and the Preferred Shares Basic Maintenance Amount Test, as those tests are defined and more fully described in the Financial Administration Agreement dated December __, 2003 (the "Financial Administration Agreement") among State Street, Legg Mason Fund Adviser, Inc. and Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund (the "Trust").



                                                    ANNUAL FEE PER FUND

     Financial Administration Service Fee                 $35,000

     State Street has agreed to waive the annual fee for the Trust. Such waiver shall remain in effect until this fee schedule is amended pursuant to the terms of Section 12 of the Financial Administration Agreement.

II. SPECIAL ARRANGEMENTS

     Fees for activities of a non-recurring nature (such as reorganizations and/or preparation of special reports) will be subject to negotiation.

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III. TERM OF THE CONTRACT

The parties agree that this fee schedule shall remain in effect until it is revised as a result of an amendment pursuant to Section 12 of the Financial Administration Agreement.



LEGG MASON FUND ADVISER, INC.               STATE STREET BANK AND TRUST COMPANY

By:                                         By:
       ----------------------------                ----------------------------

Name:                                       Name:
       ----------------------------                ----------------------------

Title:                                      Title:
       ----------------------------                ----------------------------



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